UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2006

STERLING BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

TEXAS	0-20750	74-2175590
(State or other jurisdiction of ncorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2550 North Loop West, Suite 600

Houston, Texas 77092

(Address of principal executive offices) (Zip Code)

(713) 466-8300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 31, 2006, Sterling Bancshares, Inc. (the “Company”), issued a news release announcing that its Board of Directors has declared a three-for-two stock split to be effected in the form of a 50% stock dividend. Shareholders of record on December 1, 2006, will be entitled to one additional share of the Company’s common stock for every two shares of the Company’s common stock held on that date. The payment date for the stock dividend will be December 15, 2006.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.07 per common share to all of its shareholders of record as of November 10, 2006. The cash dividend is payable on November 24, 2006.

A copy of the news release announcing the three-for-two stock split and cash dividend is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	News Release dated October 31, 2006, announcing three-for-two stock split and cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

Sterling Bancshares, Inc.

Date: October 31, 2006	By:	/s/ James W. Goolsby, Jr.
James W. Goolsby, Jr.
Executive Vice President and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	News Release dated October 31, 2006, announcing three-for-two stock split and cash dividend.